                                Filed pursuant to Rule 424(b)(3).
                                This amended pricing supplement relates to Registration Statement Nos. 33-52695 and 333-17913.


                Pricing Supplement No. 131 Dated July 07, 2000
                 (To Prospectus Dated September 23, 1998 and
               Prospectus Supplement Dated September 23, 1998)


                           PAINE WEBBER GROUP INC.

                              Multiple Currency
             ---------------------------------------------------
                      Medium-Term Senior Notes, Series C
             ---------------------------------------------------
             Due from Nine Months to 30 Years from Date of Issue
                            (FLOATING RATE NOTES)


Designation:                        Medium Term Senior Notes, Series C

Original Issue Date:                July 12, 2000

Principal Amount:                   $100,000,000

Interest Rate Per Annum:            3 Mo Libor +56

Specified Currency in which
Denominated:                        U.S. Dollars

Stated Maturity:                    July 15, 2002

Issue Price (As a Percentage
of Principal Amount):               100%

Regular Record Dates:               15 Days Prior to the Interest Payment Dates

Interest Payment Dates:             The 15th day of October, January, April,
                                    and July

Redemption and Early                The Note cannot be redeemed
Repayment Provisions:               prior to Stated Maturity

Note(s) Represented By:             [X] Global Note
                                    [ ] Certificated Note(s)